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                                 EXHIBIT 10(C)
                          RIDER TO SUBLEASE AGREEMENT
                          ---------------------------

          Rider to SUBLEASE AGREEMENT (the "Lease") dated February 19, 1999 by and between CAL-CHIP ELECTRONICS, INC., a Pennsylvania corporation ("Landlord") and OXIS INSTRUMENTS, INC., a Pennsylvania corporation ("Tenant").

          In the event of a conflict between the terms of this Rider and the Lease, this Rider shall govern. The Lease is amended as follows:

          1. Paragraph 2 is deleted and the following is substituted: Landlord leases to Tenant and Tenant rents from Landlord the premises ("the demised premises") being the interior only of the space designated on the plan attached hereto as Exhibit "A" containing approximately fourteen thousand seven hundred fifty-six (14,756) rentable square feet in the building (hereinafter called the "Entire Premises") located at 55 Steam Whistle Drive, Ivyland, Pennsylvania. As an appurtenance to the demised premises, Landlord grants to Tenant the nonexclusive license to use, in common with others entitled thereto, all portions of Entire Premises designated by Landlord from time to time as common facilities.

          2.  The following is added at the end of Paragraph 4:
              The first rental payment shall be pro-rated for the partial month of occupancy.

          3.  The following is added at the end of Paragraph 5:
              If the time for giving possession is extended beyond March 19, 1999, Tenant shall have the right to terminate this Lease by notice in writing to Landlord and Landlord shall pay to Tenant all sums of money paid by Tenant to Landlord pursuant to this Lease.

          4. Paragraphs 6(C)(D) and (E) are deleted and the following is substituted:
              Tenant shall pay to Landlord within fifteen (15) days following receipt of any bill in connection therewith, Tenant's proportionate share of costs of operation of the Entire Premises. For the purposes of this Lease, the costs of operation of the Entire Premises shall include, without limitation, all reasonable and necessary expenses, costs and charges incurred in the operation and maintenance of the Entire Premises and all other reasonable and necessary costs, expenses or charges which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Entire Premises, including the following :

                (1) all supplies and materials used in the normal and ordinary operation and maintenance of the Entire Premises;

                (2) all utilities (excluding tenant electric and billable overtime) used in the operation of the Entire Premises excluding only utilities separately billed to individual tenants;

                (3) the cost of energy used in heating, ventilating and air conditioning the Entire Premises and the cost of maintenance, repair and operation of all equipment and systems installed or owned by Landlord to provide such services;

                (4)  the cost of all maintenance and service agreements;

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                (5)  the cost of all insurance applicable to Entire Premises, including without limitation, all risk coverage, rent insurance, workmen's compensation, etc.; and

                (6) cost of repairs, replacements and general maintenance and building services except for capital improvements.

Notwithstanding the foregoing the following shall not be included in the computation of the costs of operation of the Entire Premises:

                (1) amounts charged for services rendered solely for the benefit of Landlord or any other tenant;

                (2) any charge for Landlord's overhead or service charge of any nature by Landlord;

                (3)  legal fees incurred by Landlord; and

                (4) broker's fees or leasing commissions in connection with the leasing of portions of the Entire Premises.

          5.  Paragraph 8(H) is deleted.

          6.  The following is added at the end of Paragraph 9(B):
              Notwithstanding anything contained herein to the contrary, Landlord's consent hereafter shall not be required in the event Tenant assigns or sublease this Lease to an assignee or subtenant that is as creditworthy as Tenant, as determined solely by Landlord in its reasonable judgement and notwithstanding the provisions of this Lease to the contrary, in the event of any assignment or sublease by Tenant, Landlord agrees to extend the term of this Lease such that the term under such assignment or sublease shall be no less than one (1) year.

          7. Notwithstanding the provisions of paragraphs 9(C) through (G) to the contrary, Tenant may make all interior, non-structural alterations and improvements necessary to permit Tenant to operate its business within the demised premises, and Tenant may erect such lawful signs upon the exterior of the demised premises as Tenant deems reasonably necessary for the operation of its business, subject to compliance by Tenant with all applicable ordinances and regulations of Northampton Township. If Tenant desires to make structural additions, alterations or improvements to the demised premises, Tenant shall first deliver detailed plans therefor to Landlord and shall obtain Landlord's prior written consent as otherwise provided for under the terms of this Lease. Notwithstanding the provisions contained in this paragraph to the contrary, in the event Northampton Township provides that only one sign shall be permitted on the building front of the Entire Premises, Landlord and Tenant agree to equally divide the area permitted for such sign.

          8.  The following is added to the end of Paragraph 9(D):
              Notwithstanding any provision of this Lease to be contrary, Landlord and Tenant acknowledge and agree that all trade fixtures, equipment, machinery and appliances shall be the property of Tenant and shall remain the property of Tenant upon termination or expiration of this Lease, and any security interests, lien or other rights in favor of Landlord therein shall be subject to prior prime security interests granted in favor of lenders, or equipment vendors of Tenant. Landlord agrees to execute and deliver a Landlord's waiver with respect to such fixtures, equipment, appliances and other items of Tenant's property, in form and content reasonably acceptable to Landlord.

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          9.  Paragraph 9(H) is deleted.

          10. Paragraph 10(A) is deleted and the following substituted: Landlord shall have the right at all reasonable times itself or by its duly authorized agents to go upon and inspect the demised premises and every part thereof, and at all reasonable times at its option to make repairs, alterations and additions to the demised premises or the building of which the demised premises is a part. In connection with such entry, Landlord shall respect the security of Tenant's operations and shall not interrupt, disturb or interfere with Tenant's operations, provided, however, that rent shall abate hereunder during such period Tenant is denied use of the demised premises by the making of any such repairs, alterations or additions unless they have been made necessary by the fault or negligence of Tenant, its agents or employees.

          11. Paragraph 10(D) is deleted.

          12. Paragraph 11(A) and (B) are deleted and the following is substituted: 11(A) Landlord shall defend, indemnify and save harmless Tenant and its agents and employees against all costs, damages or claims, whether for personal injury or property damage, (i) occurring on the Entire Premises during the term hereof if caused by any act or omission by Landlord or its agents, contractors or employees; or (ii) occurring in the common areas of the Entire Premises (except if caused by act or omission of Tenant, its agents, contractors or employees in such common areas). Landlord shall, at its own expense, defend all actions brought against Tenant, its agents or employees for which Landlord is responsible for indemnification hereunder, and if Landlord fails to do so, Tenant (at its option, but without being obligated to do so) may, at the cost and expense of Landlord and upon notice to Landlord, defend such actions, and Landlord shall pay and discharge any and all judgments that arise therefrom. 11(B) Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against all costs, damages or claims, whether for personal injury or property damage occurring on the demised premises during the term hereof (except if caused by any act or omissions of Landlord, its agents, contractors, invitees or employees). Tenant shall, at its own expense, defend all actions brought against Landlord, its agents or employees for which Tenant is responsible for indemnification hereunder, and if Tenant fails to do so, Landlord (at its option, but without being obligated to do so) may, at the cost and expense of Tenant and upon notice to Tenant, defend such actions, and Tenant shall pay and discharge any and all judgments that arise therefrom.

          13. Paragraphs 12(A), (B), and (C) are deleted and the following substituted:
              (A) Landlord shall keep all buildings and improvements erected on the demised premises insured against loss or damage by fire and

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                        other perils from time to time, hereafter commonly
                        insured against and now referred to as extended coverage perils (including without limitation, vandalism and malicious mischief, if such coverage is then generally available) in the minimum amount required by any mortgagee of the demised premises or in the minimum amount necessary to avoid the effect of co-insurance, contribution or similar provisions of the applicable policies. All proceeds of such insurance shall be payable to Landlord or any mortgagee of the demised premises as their interests may appear.

              (B) If the demised premises are at any time during the term of this Lease partially or totally destroyed or damaged by fire, flood or other casualty, Tenant shall give prompt notice thereof to Landlord, which shall at Landlord's sole expense, repair and restore the demised premises to their original condition. Landlord will within ten (10) days after the occurrence of such damage commence and thereafter with all due diligence to proceed with the making of such repairs. In no event shall Landlord be obligated to expend more than the proceeds of insurance maintained by Landlord on the demised premises in restoration thereof, and in no event shall Tenant charge Landlord for any amount in excess of such proceeds. If such damage is so extensive that such repairs cannot, with due diligence, be completed within one hundred twenty (120) days, then either party may terminate this Lease on written notice delivered to the other within ten (10) days after the occurrence of such damage. Tenant shall be entitled to an abatement of rent for the period during which the demised premises are rendered untenantable or incapable of use during the period of such condition.

          14. The following is added at the end of the last sentence of Paragraph 12(D): by reason of insured casualty; provided, however, that if any such repair or interruption prevents Tenant's use of the demised premises for its intended purpose, then all rent hereunder shall abate during the period of such prevention and if Tenant is prevented from using the demised premises for its intended purpose for more than thirty (30) days, Tenant shall have the right to terminate this Lease.

          15. Paragraph 13(B) is deleted and the following is substituted:
              Landlord and Tenant represent and warrant each to the other that each has not dealt with any real estate agent or broker in connection with this transaction and agree to indemnify and save each other harmless from and against all loss, cost and expense incurred by reason of any claim of any real estate agent or broker claiming by, through or under the indemnifying party, regardless of whether such claim is meritorious.

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          16. Paragraph 13(D) is deleted.

          17. Paragraph 14(C) is deleted.

          18. Paragraphs 15, 16, and 20 are deleted.

          19. The following is added as Paragraph 15:
              Anything contained in this Lease to the contrary notwithstanding, any thing or act which would otherwise be a default hereunder by Tenant or would entitle Landlord to the remedies set forth in this Lease or at law, shall not be a default and Landlord shall not be entitled to such remedies unless, if it is one that can be cured by the payment of money, Tenant fails to cure the default within ten (10) days after notice thereof given by Landlord to Tenant, or, if the default cannot be cured by the payment of money, Landlord has given Tenant notice of such default and Tenant fails to cure the default within thirty (30) days thereafter or, if it cannot with due diligence be cured within thirty (30) days, Tenant fails to commence curing such default within such thirty (30) day period and to proceed with due diligence and in good faith to complete the curing thereof.

          20. Paragraph 22 is deleted and the following substituted: If the entire demised premises is taken by or pursuant to governmental authority or by the exercise of the right of eminent domain, (a) Tenant shall have no obligations under this Lease subsequent to such taking and Tenant shall surrender possession of the demised premises to Landlord as of the date of such taking, or (b) at Tenant's option if permitted by applicable law, this Lease shall continue until Tenant by reason of an official order or direction of the condemning authority vacates the demised premises. In the event of any taking, whether total or partial and whether or not this Lease continues, Tenant shall be entitled to claim against the condemnor any special damages. If this Lease continues after a partial taking, there shall be an abatement of rent proportionate to any portion of the space taken and rendered untenantable or incapable of use during the period of such condition and, after the remainder of the demised premises are repaired and restored, proportionate to the portion of space taken. Landlord, if necessary, shall promptly after such partial taking, repair and restore the remainder of the demised premises to a finished condition satisfactory for the use made by Tenant hereunder.

          21. That portion of Paragraph 23 beginning with the word "and" following the semicolon in the sixth line thereof is deleted and the following substituted:
              The subordination of this Lease as provided in this Paragraph 23 is subject to the reservation that so long as Tenant has not defaulted in the performance of this Lease beyond the applicable grace period following notice of default, Tenant shall not be evicted from the demised premises nor shall Tenant's leasehold estate and other rights under this Lease be terminated or disturbed.

          22. Paragraph 24 is deleted.

          23. Paragraph 25 is deleted and the following substituted:
              All notices, demands, requests, consents and any other communication hereunder from either party to the other shall be sufficient only if conveyed

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              in writing by United States registered or certified mail, return receipt requested, or by nationally recognized over night delivery service, and, in either case, postage prepaid, addressed to the recipient at the address set forth in the heading of this Lease or to such other address or addresses as the party to receive the notice, demand, request, consent or communication may hereafter designate by due notice to the other.

          24. The following is added as Paragraph 30:
              As to any loss or damage that may occur upon the property of a party hereto, such party hereby releases the other, to the extent of such damaged party's insurance indemnities, from any and all liability for such loss or damage even if such loss or damage is caused by the fault or negligence of such other party, or the agents or employees of such other party; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the applicable policies of insurance shall contain a clause to the effect that this release shall not affect said policies or the right of the insured to recover thereunder. If any policy does not contain such a clause, the insured party shall, at the request of the other party to this lease, have such a clause added to said policy if an endorsement so providing is obtainable. If an additional premium is charged for such endorsement, the party requesting it shall pay to the insured party the amount of such additional premium promptly upon being billed therefor.

          25. The following is added as Paragraph 31:
              Wherever the consent or approval of Landlord is required hereunder, such consent or approval shall not be unreasonably withheld. Wherever, any matter is to be determined "in the Landlord's opinion" such matter shall be determined reasonably by Landlord.

          26. The following is added as Paragraph 32:
              Landlord shall maintain, repair and replace the exterior walls, structure and roof of demised premises.

          27. The following is added as Paragraph 33:
              (A) Landlord grants to Tenant two (2) option(s) to renew and extend this Lease for two (2) separate, successive renewal periods of one (1) year each. Such options may be exercised only by written notice delivered to Landlord a minimum of sixty (60) days prior to the expiration of the original term hereof or renewal period then in effect. The exercise of such options shall be effective only if Tenant (i) has exercised all prior options, and (ii) is not in default under this Lease on the date of exercise of such option and on the date of expiration of the original term hereof or of the renewal period then in effect. If such options are exercised, this Lease shall continue during such renewal period upon all the terms, covenants and conditions herein set forth except as set forth in Paragraph 30(B) below.

              (B) The minimum annual rent set forth in Paragraph 4 of this Lease shall be subject to adjustment (but not below the amount set forth

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                     in Paragraph 4) for any net decline of the purchasing power of the dollar as reflected in the Cost of Living Index as hereafter defined. For the purposes hereof the Cost of Living Index shall be the "Consumer Price Index for All Urban Consumers, (CPI-U) (1982-84 = 100), Philadelphia Region," published by the United States Department of Labor, Bureau of Labor Statistics. Such adjustment shall be based on the Cost of Living Index as published for the month of February, 2000 ("Base Index"), and shall be made by multiplying the minimum rent set forth in Paragraph 4 by a fraction, the numerator of which shall be the Cost of Living Index for the month of February of each respective calendar year of the term of this Lease or any renewal thereof (commencing February, 2000) and the denominator of which shall be the Base Index. If the Cost of Living Index or successor or substitute index is not available, the parties shall use any reliable governmental or other impartial index or publication reasonably designated by Landlord which reasonably reflects the change in cost of living between the periods otherwise above set forth for determination of the cost of living adjustment.

IN WITNESS WHEREOF, and with the intention to be legally bound hereby, the parties have executed this Rider this 19/th/ day of February, 1999.

                                    LANDLORD:
                                    CAL-CHIP ELECTRONICS, INC.

                                    By: /s/ Jerome Giuliano
                                       -------------------
                                            Jerome Giuliano
                                            President

                                    TENANT:
                                    OXIS INSTRUMENTS, INC.

                                    By: /s/ Jon S. Pitcher
                                       ------------------
                                            Jon S. Pitcher
                                            Secretary

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